Exhibit 1.1
                  FORM OF AMENDMENT TO SELLING AGENT AGREEMENT


         THIS AMENDMENT TO SELLING AGENT AGREEMENT ("Amendment") is made and entered into this ___day of ___, 200_, and effective as of ___________, 200_, by and between Berthel Fisher & Company Financial Services, Inc. (the "Selling Agent"), Shaffer Diversified Fund, LP, a Delaware limited partnership (the "Fund") and Shaffer Asset Management, Inc., a New York corporation and the general partner of the Fund (the "General Partner").

                                    RECITALS

         WHEREAS, the parties entered into a Selling Agent Agreement (the "Selling Agent Agreement"), dated October 16, 2001; and

         WHEREAS, the Selling Agent Agreement was to terminate as of February 14, 2002; and

         WHEREAS, the Fund, the General Partner and the Selling Agent desire to extend the term of the Selling Agent Agreement, on the same terms and conditions as set forth therein, except to the extent expressly modified hereby; and

         WHEREAS, the parties hereto wish to amend the terms and conditions of the Selling Agent Agreement to effectuate the foregoing, and address such other matters as are set forth herein, maintaining the Selling Agent Agreement in force in all other respects, as originally written;

         NOW, THEREFORE, in consideration of the foregoing, the premises and representations contained herein, and the payment of valuable consideration, receipt of which is hereby acknowledged by each party hereto, it is agreed as follows:

                                      TERMS

         1. Definitions. Unless otherwise defined in this Amendment, capitalized terms shall have the same meanings ascribed to them in the Selling Agent Agreement. After the date hereof, all references herein and in the Selling Agent Agreement to the "Agreement" or the "Selling Agent Agreement" or any references in any ancillary agreements or documents among or between the parties shall be deemed to be references to the Selling Agent Agreement, as amended to and including this Amendment.

         2. Amendments.

         (a) The Selling Agent Agreement is amended by deleting the former
Section 8(c) in its entirety, and replacing it with the following:

         (c) In addition to subsection 8(b), above, this Agreement may be terminated by written agreement between the Selling Agent and the General Partner or the Fund. This Agreement may also be terminated by either the Fund or the General Partner by giving ninety (90) days written notice to the other parties hereto. Such termination shall be effective on the ninetieth (90th) day after such notice, or such later date as shall be specified in the notice. The termination of this Agreement for any reason set forth in this Section 8 shall not affect the obligations of the Fund contained in Section 6 hereof.


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         (b) The Selling Agent Agreement is amended by deleting the former
Section 8(d) in its entirety.

         3, Effect of Amendment. Any terms of the Selling Agent Agreement that have not been expressly modified or amended by this Amendment are hereby ratified and confirmed and shall remain in full force and effect between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                               SHAFFER DIVERSIFIED FUND, L.P.

                                By:  Shaffer Asset Management, Inc.,
                                     the General Partner


                                By: _______________________________
                                          Daniel S. Shaffer
                                          President

                                SHAFFER ASSET MANAGEMENT, INC.

                                By: _______________________________
                                          Daniel S. Shaffer
                                          President


                               BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.


                                By: ______________________________
                                          Thomas J. Berthel
                                          CEO


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